Exhibit 99.1

Higher One Holdings, Inc. Reports Second Quarter 2011 Financial Results

•	Second quarter revenue increased 26% year-over-year to $35.1 million
•	246,000 OneDisburse SSE increase from new client signings in the second quarter

New Haven, CT, August 2, 2011 – Higher One Holdings, Inc. (NYSE: ONE) (“Higher One”) today announced financial results for the second quarter of 2011.  The company reported revenue of $35.1 million, up 26% from $27.8 million in the second quarter of 2010. The year-over-year revenue growth was primarily attributable to a 39% increase in the number of OneAccounts and an increase in the number of higher education institutions contracted for the company's services, partially offset by a decrease in revenue per OneAccount due to 2010 changes to Regulation E as amended by the Federal Reserve Board.

“We continue to execute against our strategic goals and deliver against the expectations we set with investors, which was clearly apparent in the second quarter” stated Dean Hatton, President and CEO of Higher One. “Our High Touch Service® approach enables us to constantly obtain feedback from the millions of students and thousands of school administrators that we’re dedicated to serving.  And we use that feedback to enhance existing products and build new ones that provide real value for our customers.  I’m very pleased with how we’re positioned as we look towards the start of a new school year.”

Higher One also reported GAAP net income of $4.8 million, and non-GAAP adjusted net income, which excludes certain non-recurring or non-cash items, stock-based compensation, stock-based and other customer acquisition expense, the gain we recorded in connection with the settlement of our litigation with the former stockholders of Informed Decisions Corporation, and amortization of intangible assets, of $7.1 million.  GAAP diluted EPS was $0.08 in the quarter, up from $0.03 in the second quarter of 2010.  Non-GAAP adjusted diluted EPS was $0.12, up from $0.09 for the same period a year ago.  In the second quarter of 2011, non-GAAP adjusted EBITDA was $12.0 million, up 30% from $9.2 million in the same period last year.

The number of OneAccounts at the end of the second quarter of 2011 totaled 1.7 million, up 39% from 1.2 million in the second quarter of 2010.  Total enrollment at higher education clients that have purchased the OneDisburse® product increased to 3.7 million, an increase of approximately 864,000 from 2.8 million in the second quarter of 2010.  Total enrollment at higher education clients that have purchased the CASHNet® suite of payment products increased to 2.6 million, up approximately 235,000 from 2.3 million in the same period last year.

Operating cash flow in the quarter was $1.5 million, after having been slightly negative in the second quarter of 2010.  Cash, cash equivalents, and liquid investments totaled $67.4 million as of June 30, 2011.

Higher One reaffirmed full-year 2011 revenue guidance of $180.0 – $188.0 million.  The company increased full-year 2011 guidance for GAAP diluted EPS to $0.43 – $0.60, and increased non-GAAP adjusted diluted EPS to $0.72 – $0.77. Higher One issued revenue guidance for the third quarter of 2011 of $46.0 – $48.0 million. The company issued GAAP diluted EPS guidance for the third quarter of 2011 of $0.08 – $0.14.  Noting that GAAP diluted EPS is subject to material and unpredictable impacts from certain M&A-related customer acquisition expenses, the company issued third quarter 2011 non-GAAP adjusted diluted EPS guidance of $0.17 – $0.19. The company believes that the non-GAAP adjusted diluted EPS measure, which excludes certain expenses including stock-based compensation, stock-based and other customer acquisition expense, and amortization of intangible assets, and the related tax expense, as well as gains related to the settlement of litigation, provides a useful view of more predictable and normalized business trends.

Quarterly Conference Call Information

Higher One will host a conference call at 5 p.m. ET today to discuss second quarter results.  A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://www.ir.higherone.com/.  In addition, an archive of the webcast will be available for 90 days through the same link.

About Higher One Holdings

Higher One Holdings, Inc. (NYSE: ONE) is a leading company focused on helping college business offices manage operations and providing enhanced service to students. Through a full array of services from refunds, payments, electronic billing, payment plans and more, Higher One works closely with colleges and universities to ensure students receive financial aid refunds quickly, can pay tuition and bills online, make on-campus and community purchases and learn the basics of financial management.

Higher One provides its services to approximately 5.5 million students at distinguished public and private higher education institutions nationwide. More information about Higher One can be found at www.ir.higherone.com.

Forward-Looking Statements

This press release includes forward-looking statements, as defined by the Securities and Exchange Commission (“SEC”).  Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.  The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.  Information about the factors that could affect future performance can be found in our recent SEC filings.

Use of Non-GAAP Financial Measures

This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS.  We believe that these non-GAAP measures, which exclude amortization of intangibles, stock-based compensation, and certain non-recurring or non-cash impacts to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations.  Reconciliations of these non-GAAP measures to their closest comparable GAAP measure are included in this press release.

Contacts
Investor Relations:	Ken Goff, 203-776-7776 x4462, kgoff@higherone.com
Media Relations:	Shoba Lemoine, 203-776-7776 x4503, slemoine@higherone.com

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands of dollars, except share and per share amounts)

	Three Months
	Ended June 30,
	2010	2011
Revenue:
Account revenue	$21,732	$27,701
Payment transaction revenue	2,671	3,080
Higher education institution revenue	2,744	3,725
Other revenue	603	561
Total revenue	27,750	35,067
Cost of revenue	10,399	13,423
Gross margin	17,351	21,644
Operating expenses:
General and administrative	7,784	9,015
Product development	793	895
Sales and marketing	5,516	6,701
Total operating expenses	14,093	16,611
Income from operations	3,258	5,033
Interest income	2	11
Interest expense	(247)	(56)
Other income	–	1,500
Net income before income taxes	3,013	6,488
Income tax expense	1,183	1,734
Net income	$1,830	$4,754

Net income available to common stockholders per common share:
Basic	$532	$4,754
Participating Securities	1,298	–
Diluted	$1,830	$4,754

Weighted average shares outstanding
Basic	14,518,962	55,117,635
Diluted	55,687,536	59,718,105

Net income available to common stockholders per common share:
Basic	$0.04	$0.09
Diluted	$0.03	$0.08

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands of dollars, except share and per share amounts)

	December 31,	June 30,
	2010	2011

Assets
Current assets:
Cash and cash equivalents	$34,484	$50,473
Investments in marketable securities	14,697	16,884
Accounts receivable	2,622	5,330
Income receivable	3,719	3,407
Deferred tax assets	48	41
Prepaid expenses and other current assets	6,981	7,432
Restricted cash	8,250	–
Total current assets	70,801	83,567
Deferred costs	3,782	3,447
Fixed assets, net	9,919	18,890
Intangible assets, net	18,456	16,921
Goodwill	15,830	15,830
Other assets	653	542
Deferred tax assets	–	762
Restricted cash	–	1,075
Total assets	$119,441	$141,034

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,063	$3,473
Accrued expenses	11,786	13,948
Acquisition payable	8,250	-
Deferred revenue	7,974	10,573
Total current liabilities	31,073	27,994
Deferred revenue	2,051	2,217
Deferred tax liabilities	2,926	-
Total liabilities	36,050	30,211
Commitments and contingencies (Note 7)

Stockholders' equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 56,109,234 and 56,763,635 shares issued and outstanding at December 31, 2010 and June 30, 2011, respectively;	56	57
Additional paid-in capital	136,760	148,395
Accumulated deficit, net of 2008 $93,933 of stock tender transaction	(53,425)	(37,629)
Total stockholders' equity	83,391	110,823
Total liabilities and stockholders' equity	$119,441	$141,034

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands of dollars)

	Six Months Ended
	June 30,
	2010	2011
Cash flows from operating activities
Net income	$10,094	$15,796
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,373	3,434
Amortization of deferred finance costs	102	36
Non-cash interest expense	240	–
Stock-based customer acquisition expense	4,866	6,935
Stock-based compensation	1,541	2,160
Deferred income taxes	(2,354)	(3,681)
Gain on litigation settlement agreement	–	(1,500)
Loss on disposal of fixed assets	–	107
Changes in operating assets and liabilities:
Accounts receivable	(1,851)	(2,708)
Income receivable	(132)	312
Deferred costs	(1,321)	(367)
Prepaid expenses and other current assets	(3,524)	(451)
Other assets	(532)	75
Accounts payable	2,642	410
Accrued expenses	555	(1,417)
Deferred revenue	3,495	2,765
Net cash provided by operating activities	17,194	21,906
Cash flows from investing activities
Purchases of available for sale investment securities	–	(7,787)
Proceeds from sales and maturities of available for sale investment securities	–	5,600
Purchases of fixed assets, net of changes in construction payables of $0 and $3,494, respectively	(2,415)	(6,696)
Payment to escrow agent	(8,250)	(1,075)
Proceeds from escrow agent	–	1,500
Payment of acquisition payable	(1,750)	–
Acquisition of Informed Decisions Corporation, net of cash acquired	9	–
Net cash used in investing activities	(12,406)	(8,458)
Cash flows from financing activities
Repayment of capital lease obligations	(6)	–
Proceeds from line of credit	4,000	–
Repayments of line of credit	(22,000)	–
Proceeds from issuance of common stock, net of issuance costs	37,756	–
Tax benefit related to stock options	1,598	1,878
Proceeds from exercise of stock options	393	663
Net cash provided by financing activities	21,741	2,541
Net change in cash and cash equivalents	26,529	15,989
Cash and cash equivalents at beginning of period	3,339	34,484
Cash and cash equivalents at end of period	$29,868	$50,473

Higher One Holdings, Inc.
Unaudited Supplemental Operating Data
(in thousands)

	Three Months Ended
	June 30,	Sept 30,	Dec 31,	March 31,	June 30,
	2010	2010	2010	2011	2011

OneDisburse SSE (1)	2,795	3,217	3,281	3,413	3,659
y/y growth	33%	45%	41%	27%	31%

CASHNet Suite SSE (2)	2,315	2,450	2,460	2,506	2,550
y/y growth	40%	39%	25%	14%	10%

Ending OneAccounts (3)	1,235	1,538	1,618	1,762	1,722
y/y growth	82%	66%	61%	46%	39%

(1)	OneDisburse SSE is defined as the number of students enrolled at institutions that have signed contracts to use the OneDisburse product by the end of a given period
(2)
CASHNet Suite SSE is defined as the number of students enrolled at institutions that have signed contracts to use one or more CASHNet Suite of Payment Products by the end of a given period, fully reflecting the number of clients prior to the acquisition of Informed Decisions Corp.

(3)	Ending OneAccounts is defined as the number of open accounts with a non-zero balance at the end of a given period

Higher One Holdings, Inc.
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(in thousands)

	Three Months Ended
	June 30,
	2010	2011

Net income	$1,830	$4,754
Interest income	(2)	(11)
Interest expense	247	56
Income tax expense	1,183	1,734
Depreciation and amortization	1,747	1,757
EBITDA	5,005	8,290
Stock-based and other customer acquisition expense	3,508	4,333
Stock-based compensation expense	692	856
Other income	--	(1,500)
Adjusted EBITDA	$9,205	$11,979

Revenues	27,750	35,067
Net Income Margin	6.6%	13.6%
Adjusted EBITDA Margin	33.2%	34.2%

Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and Adjusted Diluted EPS
(in thousands, except per share amounts)

	Three Months Ended
	June 30,
	2010	2011

Net income	$1,830	$4,754

Stock-based and other customer acquisition expense	3,508	4,333
Stock-based compensation expense - ISO	373	461
Stock-based compensation expense - NQO	319	395
Other income	--	(1,500)
Amortization of intangibles	768	767
Amortization of finance costs	51	18
Total pre-tax adjustments	5,019	4,474
Tax rate	38.70%	38.20%
Tax adjustment	1,796	2,106
Adjusted net income	$5,053	$7,122

Diluted average weighted shares outstanding	55,688	59,718
Diluted EPS	$0.03	$0.08
Adjusted Diluted EPS	$0.09	$0.12

Revenues	$27,750	$35,067
Net Income Margin	6.6%	13.6%
Adjusted Net Income Margin	18.2%	20.3%

Higher One Holdings, Inc.
Business Outlook

	Three Months Ending
	June 30, 2011
	GAAP			Non-GAAP (a)
Revenues (in millions)	$46.0	-	$48.0	$46.0	-	$48.0
Diluted EPS	$0.08	-	$0.14	$0.17	-	$0.19

(a) Estimated Non-GAAP amounts above for the three months ending September 30, 2011 reflect the estimated quarterly adjustments that exclude (i) the amortization of intangibles and finance costs of approximately $800,000, (ii) stock-based compensation expense of approximately $1.0 million, and (iii) stock-based and other customer acquisition expense of approximately $1.5 million to $7.0 million.

Stock-based and other customer acquisition expense primarily relates to our acquisition of EduCard in 2008, in connection with which we issued restricted stock, and IDC in 2009.  We calculate the stock-based and other customer acquisition expense based on the undergraduate enrollment at higher education clients acquired relating to the acquisition, and the market value of our common stock at the time the client is acquired.  It is difficult to predict with any degree of certainty either the number of new higher education clients we will acquire, the timing of future customer acquisitions, or the market value of our common stock at any time, resulting in a wide range of expected expense.

	Twelve Months Ending
	December 30, 2011
	GAAP			Non-GAAP (b)
Revenues (in millions)	$180.0	-	$188.0	$180.0	-	$188.0
Diluted EPS	$0.43	-	$0.60	$0.72	-	$0.77

(b) Estimated Non-GAAP amounts above for the twelve months ending December 31, 2011 reflect the estimated annual adjustments, that exclude (i) the amortization of intangibles and finance costs of approximately $3.0 million, (ii) stock-based compensation expense of approximately $4.0 million, (iii) stock-based and other customer acquisition expense of approximately $11.0 million to $22.0 million, and (iv) the gain related to the settlement of litigation with the former stockholders of Informed Decisions Corporation of approximately $1.5 million.

Stock-based and other customer acquisition expense primarily relates to our acquisition of EduCard in 2008, in connection with which we issued restricted stock, and IDC in 2009.  We calculate the stock-based and other customer acquisition expense based on the undergraduate enrollment at higher education clients acquired relating to the acquisition, and the market value of our common stock at the time the client is acquired.  It is difficult to predict with any degree of certainty either the number of new higher education clients we will acquire, the timing of future customer acquisitions, or the market value of our common stock at any time, resulting in a wide range of expected expense.